                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)         JUNE 28, 1996
                                                 -------------------------------



                           HERITAGE BANCSHARES, INC.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




           FLORIDA                     33-25687A                 65-0059575
- --------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)




            12998 SOUTH CLEVELAND AVENUE, FORT MYERS, FLORIDA 33907
- --------------------------------------------------------------------------------
                    (Address of principal executive offices)




Registrant's telephone number, including area code        (941) 482-1441
                                                   -----------------------------



                                      NONE
- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS.

           On June 28, 1996, Heritage Bancshares, Inc. (the "Company") signed a definitive Agreement and Plan of Share Exchange (the "Agreement") which provides for the acquisition of the Company by SouthTrust Corporation, a Delaware corporation ("SouthTrust"), through the merger of the Company with and into a wholly-owned subsidiary of SouthTrust. The Board of Directors of the Company approved the Agreement and the transactions contemplated thereby at its meeting held on June 27, 1996. Under the terms of the Agreement, at the effective time of the Share Exchange, each outstanding share of the Company's Common Stock will be converted into the right to receive $22.65 in cash (the "Cash Consideration").

           The Agreement contemplates that each stock option, warrant, or other right to purchase shares of the Company's Common Stock under the Company's stock option and other stock plans or agreements will be canceled and each Company share subject to such option shall be converted into the right to receive the difference between the Cash Consideration and the exercise price applicable to each Company share.

           Consummation of the Share Exchange is subject to various conditions, including: (i) receipt of approval by the shareholders of the Company of the Agreement and the Share Exchange, as required to be approved under Florida law;
(ii) receipt of certain regulatory approvals from the Board of Governors of the Federal Reserve System and the Department of Banking and Finance of the State of Florida; and (iii) satisfaction of certain other conditions.

           The Agreement and the Share Exchange will be submitted for approval at a meeting of the shareholders of the Company, which is presently scheduled to be held prior to August 31, 1996.

           The preceding description of the Agreement is qualified in its entirety by reference to the copy of the Agreement included as an exhibit to this Current Report on Form 8-K dated July 10, 1996 and filed on July 11, 1996 (the "Current Report") and which is incorporated by reference.

           Immediately after executing the Agreement, the Company and SouthTrust entered into a Stock Option Agreement, dated June 28, 1996 (the "Stock Option Agreement"), pursuant to which the Company granted to SouthTrust an option to purchase, under certain circumstances and subject to certain adjustments, up to 108,250 shares of the Company's Common Stock at a price of $22.65 per share (the "SouthTrust Option"). The SouthTrust Option, if exercised, would equal, before giving effect to the exercise of the SouthTrust Option, 19.9% of the total number of shares of the Company's Common Stock outstanding as of its date of exercise. The SouthTrust Option was granted by the Company as a condition and inducement to SouthTrust's willingness to enter into the Agreement. Under certain circumstances, the Company may be required to repurchase the SouthTrust Option or the shares acquired pursuant to the exercise of the SouthTrust Option.

           The preceding description of the Stock Option Agreement is qualified in its entirety by reference to the copy of the Stock Option Agreement included as an Exhibit to this Current Report and which is incorporated by reference.

           The Share Exchange is expected to be consummated in October 1996.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

           (c)     Exhibits:

           2.1* Agreement and Plan of Share Exchange, dated as of June 28, 1996, by and among SouthTrust of Florida, Inc., SouthTrust Corporation and Heritage Bancshares, Inc.

           4.1 Stock Option Agreement, dated June 28, 1996 between Heritage Bancshares, Inc., as issuer, and SouthTrust Corporation, as grantee.


* Certain Schedules related to the Agreement and Plan of Share Exchange are omitted from this filing. Heritage Bancshares, Inc. agrees to supplementally furnish to the Commission upon request a copy of any omitted schedule. The omitted schedules relate to the following sections of the Agreement and Plan of Share Exchange: Section 2.2 - Company Stock Options and Warrants; Section 3.4 - Loan Portfolio; Section 3.5 - Certain Loans and Related Matters; Section 3.6(b)
- - Authority; No Violation; Section 3.7 - Consents and Approvals; Section 3.10 - Legal Proceedings, Etc.; Section 3.11 - Taxes and Tax Returns; Section 3.12(a)
- - Employee Benefit Plans; Section 3.13(a) - Title and Related Matters; Section 3.14(a) - Real Estate; Section 3.14(b) - Real Estate; Section 3.16 -
Commitments and Contracts; Section 3.20 - Insurance; Section 3.22 - Compliance with Laws; Section 3.23 - Compliance with Laws; Section 4.4 - Authorization;
Section 4.7 - Legal Proceedings, Etc.; Section 5.1(b)(iv) - Conduct of the Business of the Company; Exhibit 8.5 - Legal Opinion of Smith, Gambrell & Russell; and Exhibit 9.6 - Legal Opinion of Bradley, Arant, Rose & White.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   HERITAGE BANCSHARES, INC.



                                               By: /s/ Leo R. Doerr
                                                   ----------------------------
                                                   Leo R. Doerr
                                                   President

Dated:  July 11, 1996

                                 EXHIBIT INDEX



 Exhibit                                                                                          Sequential
 Number                                  Description of Exhibit                                     Page No.
 -------              ------------------------------------------------------------------          ----------
   2.1                Agreement and Plan of Share Exchange, dated as of June 28, 1996, by and among SouthTrust of Florida, Inc., SouthTrust Corporation and Heritage Bancshares, Inc.

   4.1                Stock Option Agreement, dated June 28, 1996 between Heritage
                      Bancshares, Inc., as issuer and SouthTrust Corporation, as grantee
